Exhibit 99.1

BGC Partners, Inc.

Unaudited Pro Forma Condensed Consolidated and Combined Financial Information

On January 12, 2016, BGC Partners, Inc. (“BGC” or the “Company”) completed its acquisition of Jersey Partners, Inc. (the “JPI Merger”). Shortly following the JPI Merger, a subsidiary of BGC merged with and into GFI Group Inc. (“GFI”) pursuant to a short-form merger under Delaware law, with GFI continuing as the surviving entity (together with the JPI Merger, the “GFI Back-End Mergers”). Following the closing of the GFI Back-End Mergers, the Company and its affiliates now own 100% of the outstanding shares of GFI common stock. The Company issued approximately 23.5 million shares of its Class A common stock and paid $111.2 million in cash in connection with the closing of the GFI Back-End Mergers, inclusive of adjustments (“GFI Back-End Merger Transaction”). BGC has consolidated GFI in its consolidated financial statements beginning on February 27, 2015.

On December 11, 2015, the Company completed the disposition of all of the equity interests in the entities that made up the Trayport business (the “Trayport Business”) of GFI to Intercontinental Exchange, Inc. (“ICE”) for 2,527,658 shares of the common stock of ICE with respect to the $650 million purchase price, which was adjusted at closing (the “Trayport Transaction”). The Company has the right to sell the shares of ICE common stock that it received upon completion of the Trayport Transaction pursuant to a registration rights agreement entered into at the closing.

The following updated unaudited pro forma condensed consolidated and combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the U.S. Securities and Exchange Commission (the “SEC”) and has been prepared subject to the assumptions and adjustments as described in the notes thereto. Specifically, the updated unaudited pro forma condensed consolidated and combined financial information set forth below reflects the effects of the GFI Back-End Merger Transaction on (i) BGC’s statement of financial condition as of December 31, 2015, as if the GFI Back-End Merger Transaction had occurred on that date, and (ii) BGC’s statement of operations for the year ended December 31, 2015, as if the GFI Back-End Merger Transaction had occurred on January 1, 2015. In presenting BGC’s unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015 giving effect to the GFI Back-End Merger Transaction, certain adjustments have been made to BGC’s historical unaudited statement of operations for the year ended December 31, 2015, as reported in BGC’s Annual Report on Form 10-K filed with the SEC on February 29, 2016, to reflect the effects of the Trayport Transaction, as if it also had occurred on January 1, 2015, as well as to include the operations of GFI from January 1, 2015 to February 26, 2015, the date prior to the date that BGC began to consolidate the operations of GFI in BGC’s unaudited statement of operations (the “Pre-Acquisition Period”). Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The following updated unaudited pro forma condensed consolidated and combined financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the GFI Back-End Merger and Trayport Transactions had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated and combined statement of operations also does not reflect the gain from the Trayport Transaction, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies, or any sales or changes in the value of the shares of ICE common stock that BGC received in the Trayport Transaction. In addition, the updated unaudited pro forma condensed consolidated and combined financial information does not include any adjustments with respect to certain expenses recorded that were related to non-recurring events unrelated to the GFI Back-End Merger and Trayport Transactions (for example, $187 million of non-cash and/or non-dilutive charges recorded by BGC in 2015, aside from those that might have been expected as part of the Company’s ordinary operating business).

The updated unaudited pro forma condensed consolidated and combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated and combined financial statements;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	GFI’s unaudited condensed consolidated financial statements included in GFI’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2015, for the three and six months ended June 30, 2015, and for the three and nine months ended September 30, 2015; and

•	The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF FINANCIAL CONDITION

As of December 31, 2015

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (a)	GFI Back-End Merger Transaction Adjustments (b)		BGC Partners, Inc. Pro Forma
Assets
Cash and cash equivalents	$461,207	$(111,223	)(1)	$349,984
Cash segregated under regulatory requirements	3,199	—		3,199
Securities owned	32,361	—		32,361
Marketable securities	650,400	—		650,400
Receivables from broker-dealers, clearing organizations, customers and related broker-dealers	812,240	—		812,240
Accrued commissions receivable, net	342,299	—		342,299
Loans, forgivable loans and other receivables from employees and partners, net	158,176	—		158,176
Fixed assets, net	145,873	—		145,873
Investments	33,813	—		33,813
Goodwill	811,766	—		811,766
Other intangible assets, net	233,967	—		233,967
Receivables from related parties	15,466	—		15,466
Other assets	290,687	—		290,687

Total assets	$3,991,454	$(111,223)		$3,880,231

Liabilities, Redeemable Partnership Interest, and Equity
Securities loaned	$117,890	$—		$117,890
Accrued compensation	303,959	—		303,959
Payables to broker-dealers, clearing organizations, customers and related broker-dealers	714,823	—		714,823
Payables to related parties	21,551	—		21,551
Accounts payable, accrued and other liabilities	692,639	(111,223	)(1)	581,416
Notes payable and collateralized borrowings	840,877	—		840,877

Total liabilities	2,691,739	(111,223)		2,580,516
Redeemable partnership interest	57,145	—		57,145
Equity
Stockholders’ equity:
Class A common stock, par value $0.01 per share	2,559	235	(1)	2,794
Class B common stock, par value $0.01 per share	348	—		348
Additional paid-in capital	1,109,000	327,426	(1)(2)	1,436,426
Contingent Class A common stock	50,095	—		50,095
Treasury stock	(212,331)	—		(212,331)
Retained deficit	(273,492)	—		(273,492)
Accumulated other comprehensive (loss) income	(25,056)	—		(25,056)

Total stockholders’ equity	651,123	327,661		978,784
Noncontrolling interest in subsidiaries	591,447	(327,661	)(1)(2)	263,786

Total equity	1,242,570	—		1,242,570

Total liabilities, redeemable partnership interest, and equity	$3,991,454	$(111,223)		$3,880,231

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated and combined financial statements.

PRO FORMA CONDENSED CONSOLIDATED AND COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2015

(in thousands, except per share amounts)

(unaudited)

	BGC Partners, Inc. Historical (c)	Pre-Acquisition Period Adjustments (d)		BGC Partners, Inc. Historical Pro Forma	Trayport Transaction Adjustments (e)		BGC Partners, Inc. Post-Trayport Transaction Pro Forma	GFI Back-End Merger Transaction Adjustments (f)	BGC Partners, Inc. Pro Forma
Revenues:
Commissions	$1,934,128	$78,848		$2,012,976	$—		$2,012,976	$—	$2,012,976
Principal transactions	313,142	31,803		344,945	—		344,945	—	344,945
Real estate management services	187,118	—		187,118	—		187,118	—	187,118
Fees from related parties	25,348	—		25,348	—		25,348	—	25,348
Market data and software solutions	95,101	17,200		112,301	(71,135	)(1)(2)	41,166	—	41,166
Interest income	10,643	342		10,985	(16	)(1)	10,969	—	10,969
Other revenues	9,957	14,539		24,496	(556	)(1)	23,940	—	23,940

Total revenues	2,575,437	142,732		2,718,169	(71,707)		2,646,462		2,646,462
Expenses:
Compensation and employee benefits	1,694,956	85,934	(1)(2)	1,780,890	(28,715	)(1)	1,752,175	—	1,752,175
Allocations of net income and grant of exchangeability to limited partnership units and FPUs	259,639	(812	)(6)	258,827	(25,134	)(5)	233,693	—	233,693

Total compensation and employee benefits	1,954,595	85,122		2,039,717	(53,849)		1,985,868	—	1,985,868
Occupancy and equipment	211,717	10,162		221,879	(5,500	)(1)	216,379	—	216,379
Fees to related parties	18,043	—		18,043	—		18,043	—	18,043
Professional and consulting fees	62,768	(8,340	)(1)	54,428	(911	)(1)	53,517	—	53,517
Communications	119,181	8,320		127,501	1,937	(1)(2)	129,438	—	129,438
Selling and promotion	97,201	4,536		101,737	(1,902	)(1)	99,835	—	99,835
Commissions and floor brokerage	35,094	3,476		38,570	—		38,570	—	38,570
Interest expense	69,359	4,956		74,315	—		74,315	—	74,315
Other expenses	138,043	3,668	(1)(3)	141,711	(5,083	)(1)	136,628	—	136,628

Total expenses	2,706,001	111,900		2,817,901	(65,308)		2,752,593	—	2,752,593
Other income (losses), net:
Gain on divestiture and sale of investments	394,347	—		394,347	(390,952	)(3)	3,395	—	3,395
Gains on equity method investments	1,863	1,000		2,863	—		2,863	—	2,863

	BGC Partners, Inc. Historical (c)	Pre-Acquisition Period Adjustments (d)		BGC Partners, Inc. Historical Pro Forma	Trayport Transaction Adjustments (e)		BGC Partners, Inc. Post-Trayport Transaction Pro Forma	GFI Back-End Merger Transaction Adjustments (f)		BGC Partners, Inc. Pro Forma
Other income	123,168	(29,040	)(1)	94,128	(16,249	)(4)	77,879	—		77,879

Total other income (losses), net	519,378	(28,040)		491,338	(407,201)		84,137	—		84,137

Income (loss) from operations before income taxes	388,814	2,792		391,606	(413,600)		(21,994)	—		(21,994)
Provision (benefit) for income taxes	120,496	2,397	(4)	122,893	(138,012	)(5)	(15,119)	—		(15,119)

Consolidated net income (loss)	$268,318	$395		$268,713	$(275,588)		$(6,875)	$—		$(6,875)

Less: Net income (loss) attributable to noncontrolling interest in subsidiaries	141,530	4,459	(5)(6)	145,989	(141,107	)(6)(7)	4,882	(6,196	)(1)(2)	(1,314)

Net income (loss) available to common stockholders	$126,788	$(4,064)		$122,724	$(134,481)		$(11,757)	$6,196		$(5,561)

Per share data:
Basic earnings per share:
Net income (loss) available to common stockholders	$126,788									$(5,561)

Basic earnings (loss) per share	$0.52									$(0.02)

Basic weighted-average shares of common stock outstanding	243,460									266,941

Fully diluted earnings per share:
Net income (loss) for fully diluted shares	$168,521									$(5,561)

Fully diluted earnings (loss) per share	$0.50									$(0.02)

Fully diluted weighted-average shares of common stock outstanding	335,387									266,941

The accompanying notes are an integral part of these unaudited pro forma condensed consolidated and combined financial statements.

NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED AND COMBINED FINANCIAL INFORMATION

1.	Basis of Presentation

BGC Partners, Inc.’s (the “Company” or “BGC”) updated unaudited pro forma condensed consolidated and combined financial information has been compiled from underlying financial statements prepared pursuant to the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They reflect the Company’s completion of the back-end mergers by which BGC acquired the remaining shares of GFI Group Inc. (“GFI”) that it did not own for approximately 23.5 million shares of BGC’s Class A common stock and $111.2 million of cash (the “GFI Back-End Merger Transaction”), and the disposition of all the equity interests in the entities that made up the Trayport business (the “Trayport Business”) of GFI to Intercontinental Exchange, Inc. (“ICE”) for 2,527,658 shares of ICE common stock (the “Trayport Transaction”).

The updated unaudited pro forma condensed consolidated and combined financial information should be read in conjunction with:

•	The accompanying notes to the unaudited pro forma condensed consolidated and combined financial statements;

•	BGC’s audited consolidated financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015;

•	GFI’s unaudited condensed consolidated financial statements included in GFI’s Quarterly Reports on Form 10-Q for the three months ended March 31, 2015, for the three and six months ended June 30, 2015, and for the three and nine months ended September 30, 2015; and

•	The “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 and any updates to those risk factors or new risk factors contained in the Company’s subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

The updated unaudited pro forma condensed consolidated and combined financial information is presented in accordance with the rules specified by Article 11 of Regulation S-X promulgated by the SEC, and has been prepared subject to the assumptions and adjustments as described in these notes. The unaudited pro forma condensed consolidated and combined statement of financial condition as of December 31, 2015 gives effect to the GFI Back-End Merger Transaction, as if it had occurred on December 31, 2015. The unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015 gives effect to the GFI Back-End Merger and the Trayport Transactions, as if they had occurred on January 1, 2015. Management believes that the assumptions used and adjustments made are reasonable under the circumstances and given the information available.

The updated unaudited pro forma condensed consolidated and combined financial information is for illustrative and informational purposes only and is not necessarily indicative of the financial condition or results of operations of the Company that would have occurred if the GFI Back-End Merger and the Trayport Transactions had occurred on the dates indicated, nor is it indicative of the future financial condition or results of operations of the Company. The unaudited pro forma condensed consolidated and combined statement of operations also does not reflect the gain from the Trayport Transaction, the potential use of proceeds, potential actions to reduce corporate overhead, potential tax or hedging strategies, or any sales or changes in the value of the shares of ICE common stock that BGC received in the Trayport Transaction. In addition, the unaudited pro forma condensed consolidated and combined financial information does not include any adjustments with respect to certain expenses recorded that were related to non-recurring events unrelated to the GFI Back-End Merger and Trayport Transactions.

2.	The GFI Back-End Merger Transaction, the Trayport Transaction and Related Adjustments

Unaudited pro forma condensed consolidated and combined statement of financial condition as of December 31, 2015

The following notes relate to the unaudited pro forma condensed consolidated and combined statement of financial condition as of December 31, 2015:

(a)	Amounts as originally reported by BGC in its Annual Report on Form 10-K as of December 31, 2015.

(b)	Represents the following:

(1)	As a result of the GFI Back-End Merger Transaction, BGC purchased the remaining 56.4 million shares of GFI common stock as follows:

(i)	BGC paid a cash consideration of $111.2 million, in addition to the $10.75 million advance made on October 6, 2015 to Jersey Partners Inc. (“JPI”), a stockholder of GFI, and $0.1 million of accrued interest, for 20.0 million shares of GFI common stock at a price of $6.10 per share. This consideration was previously classified as a liability in Accounts payable, accrued and other liabilities.

(ii)	BGC issued 23.5 million shares of BGC Class A common stock, par value at $0.01 per share, valued at a price of $9.46 per share for 36.4 million shares of GFI common stock at a price of $6.10 per share, pursuant to a previous tender offer agreement. The total value of the BGC shares of Class A common stock issued was $222.1 million, of which $0.2 million is reclassified to Class A common stock and $221.9 million is reclassified to Additional paid-in capital from Noncontrolling interest in subsidiaries.

(2)	Reclassification of $105.5 million from Noncontrolling interest in subsidiaries to Additional paid-in capital for the 33% of GFI’s net income not previously available to common stockholders of BGC.

Unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015

The following notes relate to the unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015:

(c)	Amounts as originally reported by BGC Partners in its Annual Report on Form 10-K for the year ended December 31, 2015.

(d)	The addition of GFI’s revenues and expenses for the period January 1, 2015 through the date prior to the date of BGC’s consolidation of GFI, February 26, 2015 (the “Pre-Acquisition Period”), in order to present the pro forma effects of both the GFI Back-End Merger and the Trayport Transactions as if both had occurred on January 1, 2015. In addition, the following adjustments were made:

(1)	All non-recurring pro forma adjustments directly related to the acquisition of GFI are excluded from the unaudited pro forma condensed consolidated and combined statement of operations for the year ended December 31, 2015. These include:

•	Severance and compensation restructuring charges of $22.2 million incurred by GFI are excluded from Compensation and employee benefits.

•	The aggregate of BGC’s and GFI’s professional fees incurred, which totaled $16.2 million, are excluded from Professional and consulting fees.

•	Prior to the completion of the acquisition of GFI by BGC, GFI had entered into an agreement with the CME Group Inc. (“CME”) for CME to acquire GFI. The CME transaction was terminated, and, as a result, GFI incurred breakage costs of $24.7 million. These costs, along with $8.8 million of other restructuring costs incurred by GFI, are excluded from Other expenses.

•	The $29.0 million gain recorded by the Company upon acquisition of GFI on the 17.1 million shares of GFI common stock owned prior to the completion of the acquisition, is excluded from Other income.

(2)	Includes $2.1 million of additional amortization of GFI’s unvested RSUs converted into deferred cash awards in connection with the acquisition at the price $6.10 per RSU, for the Pre-Acquisition Period.

(3)	Includes $2.1 million of additional amortization of GFI intangible assets acquired, for the Pre-Acquisition Period.

(4)	The corresponding tax effects of the above items.

(5)	Includes $3.4 million of GFI earnings for the 33% of GFI not owned by BGC prior to the GFI Back-End Merger Transaction.

(6)	The impact of the above items on allocations of net income to limited partnership units, FPUs, noncontrolling interest in subsidiaries and common stockholders.

(e)	Represents the following:

(1)	The elimination of revenues and expenses associated with the Trayport Business as if the Trayport Transaction had occurred on January 1, 2015.

(2)	The elimination of revenues excludes $2.9 million of intercompany revenues generated by the Trayport Business, which were not included in GFI’s consolidated financial results. As a result of the Trayport Transaction, Communications expense increased by this same amount as these would have been third-party expenses.

(3)	The elimination of the $391.0 million gain on sale, net of fees, related to the Trayport Transaction.

(4)	The elimination of the $16.2 million net realized and unrealized gains on the ICE shares received in the Trayport Transaction.

(5)	The corresponding tax effects of the above items and other intercompany adjustments.

(6)	The elimination of 33% of the net impact on the above items, $99.4 million, for the portion of GFI not owned by BGC prior to the GFI Back-End Merger Transaction.

(7)	The impact of the above items on allocations of net income to limited partnership units, FPUs, noncontrolling interest in subsidiaries and common stockholders.

(f)	Represents the following:

(1)	The elimination of $9.5 million of GFI earnings from Net income (loss) attributable to noncontrolling interest in subsidiaries as a result of the GFI Back-End Merger Transaction.

(2)	The impact of the above items on allocations of net income to noncontrolling interest in subsidiaries and common stockholders.